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                                                                   EXHIBIT 10.17

TESSERA CONFIDENTIAL

                               FIRST ADDENDUM TO
                         LIMITED TCC LICENSE AGREEMENT



This First Addendum is entered into as of this 4th day of November, 1998 ("First Addendum Effective Date") between TESSERA INC., a corporation organized under the laws of Delaware ("Tessera") and SAMSUNG ELECTRONICS CO., LTD., a corporation organized under the laws of Republic of Korea having a principal place of business at 250 Taepyung-Ro, 2 Ga, Chung-Ku, Seoul, Korea ("Licensee") and modifies the Limited TCC License Agreement entered into by and between the parties having an Effective Date of May 17, 1997 ("Agreement"), with reference to the following facts:

       I. SUPPLEMENT TO THE AGREEMENT. This First Addendum merely supplements certain provisions of the Agreement. All provisions contained within the Agreement are therefore incorporated herein. In the event any of the provisions of the Agreement and this First Addendum conflict, the provisions contained in this First Addendum shall supersede the conflicting provisions.

       II.    ROYALTIES

       A. ROYALTY ADJUSTMENTS. In making the royalty payments due Tessera, Licensee may [*]. However, if at any time [*], as set forth in the Agreement and this First Addendum. Before a Royalty Adjustment can be so [*], Licensee must have originally [*]. All Royalty Adjustments must be specified with the information set forth in Addendum Attachment A.

       III.   LICENSEE REPORTS AND PAYMENT

       A. Quarterly Royalty Payments. Beginning with the first royalty payment due Tessera from Licensee after the First Addendum Effective Date, royalties shall be calculated and paid in full in quarter annual payment periods ending March 31, June 30, September 30 and December 31 of each year. Beginning with the first such royalty payment, Licensee shall deliver a written report (as shown in Addendum Attachment A) within twenty (20) days from the last day of each quarter annual payment period describing the basis upon and containing the information sufficient to determine the royalties due Tessera for the applicable payment period (by facsimile, with an original by mail courier). Tessera shall then invoice Licensee (by facsimile, with an original by mail courier) for the royalties due Tessera as set forth in each such Licensee written royalty report. Licensee shall then have thirty (30) days from first receipt of Tessera's invoice to pay the royalties due under Tessera's invoice. All payments under this Paragraph shall be made in US Dollars by wire transfer to Union Bank of California, 99 Almaden Blvd., San Jose, CA 95113, Account Name: Tessera, Account
No.: 6450148359, Routing No. 122000496, International Swift Code: UBLAUS66, or such other bank or account as Tessera may from time to time designate in writing. The payments of royalties shall be considered to be made as of the day on which such payments are received in Tessera's designated bank account.

       IV.    JOINT MARKETING

       A. Monetary Commitment. Within thirty (30) days of Licensee's prepayment of the [*] US DOLLAR (US$[*]) royalty buy-down payment applicable to the Volume Adjustment in Paragraph III.C of the Agreement, Tessera shall PAY LICENSEE [*]


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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TESSERA CONFIDENTIAL

[*] US DOLLARS (US $[*]) to be used by Licensee exclusively for the joint marketing of Licensee's ICs packaged in a royalty bearing TCC package format, as further set forth in this Paragraph IV. Tessera shall also [*] US DOLLARS (US $[*]) towards such joint marketing effort.

       B. Marketing Efforts. Only those marketing efforts that are executed to the strategic marketing plan set forth in this Paragraph IV.D will be counted towards satisfying each party's monetary obligation to market Licensee's IC's packaged in a royalty bearing TCC package format, as set forth in Paragraph IV.A. The joint marketing effort may include: (1) press conferences, in Asia, Europe and the United States; (2) user group conferences to teach the benefits of TCC packages for Samsung IC's; (3) advertising in major IC and packaging magazines in Asia, Europe and the United States specifically listing both Tessera and Licensee in each advertisement; or (4) direct customer marketing to end-user customers, commonly known as "OEM's", e.g. for personal computer DRAM applications such customers would be Intel, Dell, Compaq, Acer and other printed circuit board/computer OEM manufacturers.

       C. Expenses. In addition to the expenses required for the marketing efforts set forth in Paragraph IV.B above, travel expenses for airline flights, hotel rooms and food costs are expensable against each party's monetary obligation to market Licensee's IC's packaged in a royalty bearing TCC package format (as set forth in Paragraph IV.A.) so long as each such expense is verified by a third party receipt. International airline flights may be business class for employees at a director level and above, but must be coach class for employees under a director level, e.g. engineers, administrative assistants, etc. Airline flights for domestic travel within any country must be coach class for all travelers.

       D. Timeline. Tessera and Licensee agree to meet (at a mutually agreed upon location) and develop a strategic marketing plan for executing the intent of this Paragraph IV within forty-five (45) days of execution of this First Addendum. Tessera and Licensee further agree that the joint marketing obligations under this Paragraph IV will be completely satisfied within one (1) year of the First Addendum Effective Date or an alternate time line to be agreed upon by the parties in a writing signed and dated by both parties.

       V. ENTIRE UNDERSTANDING. This First Addendum embodies the entire understanding between the parties relating to the subject matter hereof, whether written or oral, and there are no prior representations, warranties or agreements (except those specifically set forth in the Agreement) between the parties not contained in this First Addendum. Any amendment or modification of any provision of this First Addendum must be in writing, dated and signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

For TESSERA INC.:                           For SAMSUNG ELECTRONICS CO., LTD.:

By:  /s/  JOHN W. SMITH                     By:  /s/ HYUNG KYU LIM
   -----------------------------------         ---------------------------------
Name: John W. Smith                         Name: Hyung Kyu Lim
     ---------------------------------           -------------------------------
Title:       President & CEO                Title:      Sr. Vice President
      --------------------------------            ------------------------------
Date:    11/4/98                            Date:    11/9/98
     ---------------------------------           -------------------------------


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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